UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Asyst Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

At 11:00 p.m., Eastern Time, on July 9, 2008, Asyst issued the following press release.
FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
John Swenson	Paul Kranhold/Andrew Cole
Asyst Technologies, Inc.	Sard Verbinnen & Co.
510-661-5000	415-618-8750
ASYST TECHNOLOGIES AMENDS SHAREHOLDER RIGHTS PLAN
Fremont, CA, July 9, 2008 — Asyst Technologies, Inc. (Nasdaq: ASYT) announced that earlier today its Board of Directors has amended and restated its Shareholder Rights Plan which was adopted on June 25,1998 (the “Prior Plan”). Among other changes, the amended plan extends the current term by 12 months. The amended plan also includes a “qualified offer” provision, under which shareholders can require the Board to redeem the rights under the plan and allow an offer to purchase the Company that meets certain criteria to proceed. The Prior Plan had been scheduled to expire on July 10, 2008.
Asyst’s Amended and Restated Shareholder Rights Plan (the “Amended Plan”), effective as of July 9, 2008, is designed to ensure that all of the Company’s shareholders continue to receive fair and equal treatment in the event of any unsolicited attempted takeover of the Company and to protect shareholders from partial tender offers, open market accumulations and other potentially abusive or coercive tactics to gain control of the Company without offering an adequate price to all shareholders.
As was the case with the Prior Plan, the Amended Plan is not intended to prevent a takeover. Instead, it is intended to encourage anyone seeking to acquire the Company to negotiate with the Company’s Board of Directors prior to attempting a takeover in order to ensure that any takeover reflects an adequate price and that shareholders’ interests are protected. The Amended Plan is intended to continue to enable all of the Company’s shareholders to realize the long-term value of their investment in the Company.
As a result of the Board’s adoption of the Amended Plan, each preferred stock purchase right (a “Right”), which was previously distributed to Asyst’s common shareholders under the Prior Plan, entitles the holder, if and when the Right becomes exercisable, to buy one one-thousandth of a share of Asyst’s Series A Junior Participating Preferred Stock for $12.50.
Initially, the Rights will be represented by the Company’s Common Stock certificates and will not be exercisable. If any person or group becomes the beneficial owner of 15 percent or more of Asyst’s Common Stock (which, as provided in the Amended Plan, includes stock referenced in derivative transactions and securities), then each Right not owned by such Acquiring Person will entitle its holder to purchase, at the Right’s then-current exercise price, shares of Common Stock having a market value of twice the Right’s then-current exercise price. In addition, if, after any person has become an Acquiring Person, the Company is involved in a merger or other business combination transaction with another person, each Right will entitle its holder (other than such Acquiring Person) to purchase, at the Right’s then-current exercise price, common shares of the acquiring company having a value of twice the Right’s then-current exercise price.

The Company may redeem the Rights at a price of $0.001 per Right at any time prior to the date on which any person has become an Acquiring Person. In addition, the Amended Plan includes a Qualified Offer provision, which provides that if an offer is made for the Company’s outstanding Common Stock which meets certain pre-determined criteria set forth in the Amended Plan, the record holders of 10 percent of the outstanding Common Stock (other than shares held by the offeror and its affiliates) may after 90 business days direct the Company to call a special shareholders’ meeting to consider a resolution authorizing a redemption of the Rights. If the special meeting is not held within 90 business days of being called or if the holders of a majority of the outstanding Common Stock (other than shares held by the offeror and its affiliates) vote in favor of the redemption of the Rights, then the Company’s Board will redeem the Rights or take such other actions necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.
The Amended Plan will continue in effect until the close of business at 5:00 p.m., EDT, on July 8, 2009, unless earlier redeemed or terminated by Asyst, as provided in the Amended Plan.
Details of the Amended Plan, including a copy of the Amended Plan, will be filed with the SEC in a Current Report on Form 8-K.
About Asyst
Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst’s modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst’s homepage is http://www.asyst.com
IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND
Asyst Technologies, Inc. plans to file with the SEC and make available to its shareholders a proxy statement and a white proxy card in connection with its 2008 annual meeting, and advises its shareholders to read the proxy statement relating to the 2008 annual meeting when it becomes available, because it will contain important information. Shareholders may obtain a free copy of the proxy statement and other documents (when available) that Asyst files with the SEC at the SEC’s website at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Asyst by directing a request to Asyst Technologies, Inc., Attn: Investor Relations, John Swenson, 46897 Bayside Parkway, Fremont, California 94538, or from Asyst at www.asyst.com.
Asyst, its directors and named executive officers may be deemed to be participants in the solicitation of Asyst’s shareholders in connection with its 2008 annual meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in Asyst’s proxy statement filed with the SEC on July 27, 2007, for the 2007 annual meeting. To the extent such individuals’ holdings of Asyst securities have changed since the information set forth in that proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.
“Asyst” is a registered trademark of Asyst Technologies, Inc. All Rights Reserved.

2